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                                                         EXHIBIT NO. 99.10(b)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the reference made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 37 to Registration Statement No. 33-1657 on Form N-1A of our reports dated September 7, 2001, on the financial statements and financial highlights of MFS Strategic Value Fund, MFS Emerging Markets Debt Fund, MFS Global Conservative Equity Fund, MFS International Core Equity Fund, MFS Mid Cap Equity Fund (formerly MFS New Endeavor Fund) and MFS Global Health Sciences Fund, each a series of MFS Series Trust X, included in the 2001 Annual Reports to Shareholders.


                                                           ERNST & YOUNG LLP
                                                           -------------------
                                                           Ernst & Young LLP

Boston, Massachusetts
November 26, 2001